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                                                                    EXHIBIT 21.1


                                SUBSIDIARIES OF
              NORTH AMERICAN GAMING AND ENTERTAINMENT CORPORATION


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
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                                    PERCENTAGE      STATE OF INCORPORATION
               NAME                  OWNERSHIP         OR ORGANIZATION
               ----                 -----------        ---------------
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
Ozdon Investments, Inc.                100%               Louisiana
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River Port Truck Stop, Inc.            100%               Louisiana
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GalaxSea Cruises and Tours, Inc.       100%               Oklahoma
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I.T. Cruise, Inc.                      100%               Oklahoma
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OM Operating, L.L.C.                  24.5%               Louisiana
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River Port Truck Stop, LLC              25%               Louisiana
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